Exhibit 99.3

Daniel Sadeh, Esq.

HALPER SADEH LLP

667 Madison Avenue, 5th Floor

New York, NY 10065

Telephone: (212) 763-0060

Facsimile: (646) 776-2600

Email: sadeh@halpersadeh.com

Counsel for Plaintiff

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

ARTHUR REVELES,	Case No:

Plaintiff,

v.	COMPLAINT FOR VIOLATION OF THE FEDERAL SECURITIES LAWS

TILRAY, INC., BRENDAN KENNEDY,	JURY TRIAL DEMANDED
CHRISTINE ST. CLARE, REBEKAH
DOPP, SOREN SCHRODER, and
MICHAEL AUERBACH,

Defendants.

Plaintiff Arthur Reveles (“Plaintiff”), by Plaintiff’s undersigned attorneys, for Plaintiff’s complaint against Defendants (defined below), alleges the following based upon personal knowledge as to Plaintiff and Plaintiff’s own acts, and upon information and belief as to all other matters, based upon, inter alia, the investigation conducted by and through Plaintiff’s attorneys.

NATURE OF THE ACTION

1. This is an action against Tilray, Inc. (“Tilray” or the “Company”) and its Board of Directors (the “Board” or the “Individual Defendants”) for their violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §§ 78n(a) and 78t(a), and Rule 14a-9 promulgated thereunder by the SEC, 17 C.F.R. § 240.14a-9, in connection with Tilray’s proposed merger (the “Proposed Transaction”) with Aphria Inc. (“Aphria”).

2. In connection with the Proposed Transaction, shareholders of Aphria will receive 0.8381 shares of Tilray common stock for each Aphria share held. Tilray stockholders will continue to hold their Tilray common stock, which will remain outstanding. Upon the completion of the Proposed Transaction, it is expected that the exchange ratio will result in shareholders of each of Aphria and of Tilray owning approximately 61.2% and 38.8%, respectively, of the post-closing outstanding Tilray common stock (on a fully diluted basis).

3. On March 12, 2021, Defendants caused to be filed with the SEC a Schedule 14A Definitive Proxy Statement (the “Proxy Statement”) under the Exchange Act in connection with the Proposed Transaction.

4. The Proxy Statement, which recommends that Tilray shareholders vote in favor of, among other things, the issuance of Tilray common stock in connection with the Proposed Transaction (the “Stock Issuance”), omits and/or misrepresents material information concerning: (1) Tilray’s and Aphria’s financial projections; (2) the financial analyses performed by Tilray’s financial advisors, Cowen and Company, LLC (“Cowen”) and Imperial Capital, LLC (“Imperial”), in connection with their fairness opinions; (3) potential conflicts of interest involving Imperial; and (4) potential conflicts of interest involving Company insiders.

5. These material misrepresentations and omissions prevent the Company’s shareholders from making a fully informed voting decision on the Stock Issuance proposal before the April 16, 2021 shareholder vote. Accordingly, the Company’s shareholders will be irreparably harmed if these material misrepresentations and omissions are not remedied before the anticipated shareholder vote on the Stock Issuance.

JURISDICTION AND VENUE

6. The claims asserted herein arise under and pursuant to Sections 14(a) and 20(a) of the Exchange Act (15 U.S.C. §§ 78n(a) and 78t(a)) and Rule 14a-9 promulgated thereunder by the SEC (17 C.F.R. § 240.14a-9).

7. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. § 1331, and Section 27 of the Exchange Act, 15 U.S.C. § 78aa.

8. Venue is proper in this District pursuant to 28 U.S.C. § 1391(b) and Section 27 of the Exchange Act (15 U.S.C. § 78aa(c)) as a substantial portion of the transactions and wrongs complained of herein had an effect in this District, and the alleged misstatements entered and the subsequent damages occurred in this District.

9. In connection with the acts, conduct and other wrongs alleged in this complaint, Defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including but not limited to, the United States mails, interstate telephone communications and the facilities of the national securities exchange.

PARTIES

10. Plaintiff is, and has been at all relevant times hereto, an owner of Tilray common stock.

11. Defendant Tilray engages in the research, cultivation, processing, and distribution of medical cannabis. The Company is incorporated in Delaware. The Company’s common stock trades on the NASDAQ under the ticker symbol, “TLRY.”

12. Defendant Brendan Kennedy (“Kennedy”) is Chief Executive Officer and a director of the Company.

13. Defendant Christine St. Clare (“St. Clare”) is a director of the Company.

14. Defendant Rebekah Dopp (“Dopp”) is a director of the Company.

15. Defendant Soren Schroder (“Schroder”) is a director of the Company.

16. Defendant Michael Auerbach (“Auerbach”) is a director of the Company.

17. Defendants Kennedy, St. Clare, Dopp, Schroder, and Auerbach are collectively referred to herein as the “Individual Defendants.”

18. Defendants Tilray and the Individual Defendants are collectively referred to herein as the “Defendants.”

SUBSTANTIVE ALLEGATIONS

A. The Proposed Transaction

19. On December 16, 2020, Tilray and Aphria issued a press release announcing the Proposed Transaction, stating in pertinent part:

Aphria and Tilray Combine to Create Largest Global Cannabis Company

With Pro Forma Revenue of C$874 Million (US$685 Million)

Complementary, Scalable Medical and Adult-Use Cannabis Businesses Strengthen Leadership Position in Canada; Expands U.S. and International Reach through World-Class Cultivation, Manufacturing, Diversified Product Portfolio and Distribution Footprint

Robust Supply Chain and Operational Efficiencies Expected to Generate Approximately C$100 Million of Pre-Tax Annual Cost Synergies

Aphria and Tilray to Host a Conference Call and Webcast at 8:30 a.m. Eastern Time

December 16, 2020 07:00 AM Eastern Standard Time

LEAMINGTON, Ontario & NANAIMO, British Columbia—(BUSINESS WIRE)—Aphria Inc. (“Aphria”) (TSX: APHA and Nasdaq: APHA), a leading global cannabis company inspiring and empowering the worldwide community to live their very best life, and Tilray, Inc. (“Tilray”) (Nasdaq: TLRY), a global pioneer in cannabis research, cultivation, production and distribution, today announced that they have entered into a definitive agreement (the “Agreement”) to combine their businesses and create the world’s largest global cannabis company (the “Combined Company”) based on pro forma revenue1. The deal is pursuant to a plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario), and the implied pro forma equity value of the Combined Company is approximately C$5.0 billion (US$3.9 billion), based on the share price of Aphria and Tilray at the close of market on December 15, 2020. Following the completion of the Arrangement, the Combined Company will have principal offices in the United States (New York and Seattle), Canada (Toronto, Leamington and Vancouver Island), Portugal and Germany, and it will operate under the Tilray corporate name with shares trading on NASDAQ under ticker symbol “TLRY”.

The Combined Company, supported by low-cost, state-of-the-art cultivation, processing, and manufacturing facilities, will have a complete portfolio of branded Cannabis 2.0 products in Canada. Internationally, the Combined Company will be well-positioned to pursue growth opportunities with Aphria’s medical cannabis and distribution footprint in Germany, and Tilray’s European Union Good Manufacturing Practices (“EU-GMP”) low-cost cannabis production facility in Portugal, which has export capabilities and tariff-free access to the European Union (“EU”) to meet increasing global demand for medical cannabis. In the United States, the Combined Company will have a strong consumer packaged goods presence and infrastructure with two strategic pillars, including SweetWater Brewing Company (“SweetWater”), a cannabis lifestyle branded craft brewer, and Manitoba Harvest, a leading hemp food manufacturer and a pioneer in branded CBD and wellness products. The Combined Company is expected to have a strong, flexible balance sheet, cash balance and access to capital giving it the ability to accelerate growth and deliver attractive returns for stockholders.

Under the terms of the Arrangement, the shareholders of Aphria (the “Aphria Shareholders”) will receive 0.8381 shares (the “Exchange Ratio”) of Tilray for each Aphria common share (each, an “Aphria Share”), while holders of Tilray shares (the “Tilray Stockholders”) will continue to hold their Tilray shares (the “Tilray Shares”) with no adjustment to their holdings. Upon the completion of the Arrangement, Aphria Shareholders will own approximately 62 percent of the outstanding Tilray Shares on a fully diluted basis, resulting in a reverse acquisition of Tilray, representing a premium of 23 percent based on the share price at market close on December 15, 2020 to Tilray shareholders. On a pro forma basis for the last twelve months reported by each company, the Combined Company would have had revenue of C$874 million (US$685 million).

Proven Leadership Team

The Combined Company will be led by a best-in-class management team and board of directors, with strong track records in consumer-packaged goods and cannabis experience internationally. Upon completion of the Arrangement, Aphria’s current Chairman and Chief Executive Officer, Irwin D. Simon, will lead the Combined Company as Chairman and Chief Executive Officer. The board of directors will consist of nine members, seven of which, including Mr. Simon, are current Aphria directors and two of which will be from Tilray, including Brendan Kennedy, and one of which is to be designated. Aphria and Tilray are confident that the leadership team and proposed board of directors of the Combined Company provides a strong foundation for the Combined Company to accelerate growth. Additional senior leadership positions at the Combined Company will be named at a later date.

*    *    *

Agreement Details

Under the terms of the Agreement, the Arrangement will be carried out by way of a court approved plan of arrangement under the Business Corporations Act (Ontario) and will require the approval of at least two-thirds of the votes cast by the Aphria Shareholders at a special meeting. Approval of a majority of the votes cast by Tilray stockholders will be required to, among other things contemplated by the Agreement, authorize the issuance of Tilray shares to Aphria shareholders pursuant to the Arrangement. Following completion of the Arrangement, Aphria will become a wholly-owned subsidiary of Tilray, with Aphria shareholders owning approximately 62 percent of Tilray.

Completion of the Arrangement is subject to regulatory and court approvals and other customary closing conditions. Regulatory approvals expected to be required include Competition Bureau (Canada), U.S. HSR and Germany FDI. The Agreement includes certain reciprocal customary provisions, including covenants in respect of the non-solicitation of alternative transactions, a right to match superior proposals and C$65 million (US$50 million) reciprocal termination fee payable under certain circumstances. The Arrangement is expected to close in the second quarter of calendar year 2021 following the receipt of such regulatory approvals, as well as court approval of the Arrangement.

Each of Aphria’s and Tilray’s respective directors and officers and certain principal Tilray Stockholders have entered into voting support agreements agreeing to vote their Aphria Shares or Tilray Shares, as applicable, in favor of the resolutions put before them pursuant to the Agreement.

For further information on the terms and conditions of the Arrangement, please refer to the Agreement in its entirety, which will be available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Full details of the Arrangement will be included in a management information circular of Aphria and in a proxy statement of Tilray to be delivered to Aphria Shareholders and the Tilray Stockholders, respectively, in the coming weeks.

Board of Directors’ Approval

Each of Aphria’s and Tilray’s respective board of directors has unanimously approved the Agreement and the Arrangement. Jefferies LLC provided a fairness opinion to the Board of Directors of Aphria on December 15, 2020, stating that, as of the date of such opinion and based upon the scope of review and subject to the assumptions, limitations and qualifications stated in such opinion, the Exchange Ratio is fair, from a financial point of view, to the Aphria Shareholders. Cowen provided a fairness opinion dated December 15, 2020 to the board of directors of Tilray stating that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications stated in such opinion, the Exchange Ratio is fair, from a financial point of view, to Tilray.

Advisors

Jefferies LLC is serving as financial advisor and DLA Piper LLP (US), DLA Piper (Canada) LLP and Fasken Martineau Dumoulin LLP are acting as legal counsel to Aphria. Cowen is serving as financial advisor and Cooley LLP and Blake, Cassels and Graydon LLP are acting as legal counsel to Tilray.

*    *    *

About Aphria Inc.

Aphria Inc. is a leading global cannabis company inspiring and empowering the worldwide community to live their very best life. Headquartered in Leamington, Ontario – the greenhouse capital of Canada – Aphria Inc. has been setting the standard for the low-cost production of high-quality cannabis at scale, grown in the most natural conditions possible. Focusing on untapped opportunities and backed by the latest technologies, Aphria Inc. is committed to bringing breakthrough innovation to the global cannabis market. The Company’s portfolio of brands is grounded in expertly researched consumer insights designed to meet the needs of every consumer segment. Rooted in our founders’ multi-generational expertise in commercial agriculture, Aphria Inc. drives sustainable long-term shareholder value through a diversified approach to innovation, strategic partnerships, and global expansion.

For more information, visit: aphriainc.com

About Tilray®

Tilray (Nasdaq: TLRY) is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in 15 countries spanning five continents.

B. The Proxy Statement Contains Materially False and Misleading Statements and Omissions

20. The Proxy Statement omits and/or misrepresents material information concerning: (1) Tilray’s and Aphria’s financial projections; (2) the financial analyses performed by Tilray’s financial advisors in connection with their fairness opinions; (3) potential conflicts of interest involving Imperial; and (4) potential conflicts of interest involving Company insiders.

21. The omission of the material information (referenced below) renders the following sections of the Proxy Statement false and misleading, among others: (i) Our Reasons for the Arrangement; (ii) Recommendation of the Tilray Board; (iii) Opinion of Tilray’s Financial Advisors; (iv) Certain Tilray Forecasts; and (v) Aphria Unaudited Financial Projections.

22. Unless and until the material misstatements and omissions (referenced below) are remedied before the April 16, 2021 shareholder vote, the Company’s shareholders will be forced to make a voting decision on the Stock Issuance without full disclosure of all material information. In the event Defendants fail to disclose the following information before the shareholder vote, Plaintiff may seek to recover damages resulting from Defendants’ misconduct.

1. Material Omissions Concerning Tilray’s and Aphria’s Financial Projections

23. The Proxy Statement fails to disclose information concerning Tilray’s and Aphria’s financial projections.

24. With respect to the “Tilray Management Financial Projections,” the Proxy Statement fails to disclose the following: (1) all line items underlying (i) Revenue, (ii) Non-U.S. GAAP Gross Profit, (iii) EBIT, (iv) Adjusted EBITDA, (v) Unlevered Free Cash Flow (calculated by Cowen), and (vi) Unlevered Free Cash Flow (calculated by Imperial); (2) Tilray’s net income projections; and (3) a reconciliation of all non-GAAP to GAAP financial metrics.

25. With respect to the “Aphria Management Projections used by Cowen,” the Proxy Statement fails to disclose the following: (1) all line items underlying (i) Revenue, (ii) Non-GAAP Gross Profit, (iii) EBIT, (iv) Adjusted EBITDA, and (v) Unlevered Free Cash Flow; (2) Aphria’s net income projections; and (3) a reconciliation of all non-GAAP to GAAP financial metrics.

26. With respect to the “Tilray Adjusted Aphria Management Projections used by

Cowen,” the Proxy Statement fails to disclose the following: (1) all line items underlying (i) Revenue, (ii) Non-GAAP Gross Profit, (iii) EBIT, (iv) Adjusted EBITDA, and (v) Unlevered Free Cash Flow; (2) Aphria’s net income projections; and (3) a reconciliation of all non-GAAP to GAAP financial metrics.

27. With respect to the “Aphria Management Projections used by Imperial,” the Proxy Statement fails to disclose the following: (1) all line items underlying (i) Revenue, (ii) Non-GAAP Gross Profit, (iii) Adjusted EBITDA, and (iv) Unlevered Free Cash Flow; (2) Aphria’s net income projections; and (3) a reconciliation of all non-GAAP to GAAP financial metrics.

28. With respect to the “Certain Pro Forma Projections used by Imperial,” the Proxy Statement fails to disclose the following: (1) all line items underlying (i) Revenue, (ii) Non-GAAP Gross Profit, (iii) Adjusted EBITDA, and (iv) Unlevered Free Cash Flow; (2) the combined company’s net income projections; and (3) a reconciliation of all non-GAAP to GAAP financial metrics.

29. With respect to the “Summary of the Financial Projections by Aphria,” the Proxy Statement fails to disclose the following: (1) all line items underlying (i) Net Revenue, (ii) Gross Profit, and (iii) Adjusted EBITDA excluding NCI; (2) Aphria’s net income projections; and (3) a reconciliation of all non-GAAP to GAAP financial metrics.

30. With respect to the “Summary of the Tilray Financial Projections by Aphria,” the Proxy Statement fails to disclose the following: (1) all line items underlying (i) Net Revenue, (ii) Gross Profit, and (iii) Adjusted EBITDA; (2) Tilray’s net income projections; and (3) a reconciliation of all non-GAAP to GAAP financial metrics.

31. When a company discloses non-GAAP financial metrics in a Proxy Statement, the company must also disclose all projections and information necessary to make the non-GAAP metrics not misleading, and must provide a reconciliation (by schedule or other clearly understandable method) of the differences between the non-GAAP financial metrics disclosed or released with the most comparable financial metrics calculated and presented in accordance with GAAP. The SEC has increased its scrutiny of a company’s use of non-GAAP financial measures as such measures can be misleading and “crowd out” more reliable GAAP information.1

32. The disclosure of this information is material because it would provide the Company’s shareholders with a basis to project the future financial performance of the Company and combined company and would allow shareholders to better understand the financial analyses performed by the Company’s financial advisors in support of their fairness opinions. Shareholders cannot hope to replicate management’s inside view of the future prospects of the Company. Without such information, which is uniquely possessed by Defendant(s) and the Company’s financial advisors, the Company’s shareholders are unable to determine how much weight, if any, to place on the Company’s financial advisors’ fairness opinions in determining whether to vote for or against the Proposed Transaction.

33. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s shareholders.

2. Material Omissions Concerning the Financial Advisors’ Analyses

34. In connection with the Proposed Transaction, the Proxy Statement omits material

1

Mary Jo White, Keynote Address, International Corporate Governance Network Annual Conference: Focusing the Lens of Disclosure to Set the Path Forward on Board Diversity, Non-GAAP, and Sustainability (June 27, 2016), https://www.sec.gov/news/speech/chair-white-icgn-speech.html (footnotes omitted) (last visited Mar. 24, 2021) (“And last month, the staff issued guidance addressing a number of troublesome practices which can make non-GAAP disclosures misleading: the lack of equal or greater prominence for GAAP measures; exclusion of normal, recurring cash operating expenses; individually tailored non-GAAP revenues; lack of consistency; cherry-picking; and the use of cash per share data. I strongly urge companies to carefully consider this guidance and revisit their approach to non-GAAP disclosures.”).

information concerning analyses performed by Cowen and Imperial.

35. The valuation methods, underlying assumptions, and key inputs used by Cowen and Imperial in rendering their purported fairness opinions must be fairly disclosed to Tilray shareholders. The description of Cowen’s and Imperial’s fairness opinions and analyses, however, fail to include key inputs and assumptions underlying those analyses. Without the information described below, Tilray shareholders are unable to fully understand Cowen’s and Imperial’s fairness opinions and analyses, and are thus unable to determine how much weight, if any, to place on them in determining whether to vote for or against the Proposed Transaction. This omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s shareholders.

A. Cowen’s Analyses

36. With respect to Cowen’s “Analysis of Selected Publicly-Traded Companies,” the Proxy Statement fails to disclose the individual multiples and financial metrics of each company Cowen observed in its analyses.

37. The Proxy Statement fails to disclose the following concerning Cowen’s “Tilray Discounted Cash Flow Analysis”: (1) all line items underlying the projected unlevered free cash flows of Tilray for the fiscal years ended December 31, 2021 through December 31, 2023; (2) the terminal value of Tilray at December 31, 2023; (3) the assumptions described by management of Tilray; and (4) the individual inputs and assumptions underlying the (i) discount rates ranging from 10.0% to 12.0%, and (ii) multiples ranging from 15.0x to 20.0x.

38. The Proxy Statement fails to disclose the following concerning Cowen’s “Aphria Discounted Cash Flow Analysis Based on Aphria Management Projections”: (1) all line items underlying the projected unlevered free cash flows of Aphria for the fiscal years ended May 31,

2021 through May 31, 2024; (2) the terminal value of Aphria at May 31, 2024; (3) the assumptions described by management of Aphria; and (4) the individual inputs and assumptions underlying the (i) discount rates ranging from 8.5% to 10.5%, and (ii) multiples ranging from 15.0x to 20.0x.

39. The Proxy Statement fails to disclose the following concerning Cowen’s “Aphria Discounted Cash Flow Analysis Based on Aphria Management Projections as Adjusted by Tilray Management”: (1) all line items underlying the projected unlevered cash flows of Aphria for the portion of the fiscal year from January 1, 2021 through May 31, 2021 and the fiscal years ended May 31, 2022 through May 31, 2024; (2) the terminal value of Aphria at May 31, 2024; (3) the assumptions described by management of Aphria and Tilray; and (4) the individual inputs and assumptions underlying the (i) discount rates ranging from 8.5% to 10.5%, and (ii) multiples ranging from 15.0x to 20.0x.

40. With respect to Cowen’s “Wall Street Analyst Share Price Targets,” the Proxy Statement fails to disclose: (1) the individual price targets observed by Cowen in its analysis; and (2) the sources thereof.

B. Imperial’s Analyses

41. With respect to Imperial’s “Comparable Companies Analysis” and “Precedent Transactions Analysis,” the Proxy Statement fails to disclose the individual multiples and financial metrics of each company and transaction Imperial observed in its analyses as well as the transaction values and premiums paid therein.

42. The Proxy Statement fails to disclose the following concerning Imperial’s “Discounted Cash Flow Analysis”: (1) the terminal values of Tilray and Aphria; (2) the individual inputs and assumptions underlying the (i) multiples of 20x to 22x for Tilray and 18x to 20x for Aphria, (ii) range of perpetuity growth rates of 8.5% to 9.5%; and (iii) discount rate of 12.5%; and

(3) the net debt of Aphria and Tilray, respectively.

43. With respect to Imperial’s “Securities Analysts’ Price Targets,” the Proxy Statement fails to disclose: (1) the individual price targets observed by Imperial in its analysis; and (2) the sources thereof.

3. Material Omissions Concerning Potential Conflicts of Interest Involving Imperial

44. The Proxy Statement omits material information concerning potential conflicts of interest involving Imperial.

45. The Proxy Statement provides that “Imperial received a fee ($300,000) prior to the delivery of its opinion, in addition to other fees ($298,637.50) received for advisory services provided to the Tilray Transaction Committee in connection with the Tilray Transaction Committee’s previous review of Tilray’s potential strategic alternatives.”

46. The Proxy Statement, however, fails to make clear the total amount of compensation Imperial will receive for serving as Tilray’s financial advisor in connection with the Proposed Transaction, including the amount of Imperial’s compensation that is contingent upon consummation of the Proposed Transaction.

47. Disclosure of a financial advisor’s compensation and potential conflicts of interest to shareholders is required due to their central role in the evaluation, exploration, selection, and implementation of strategic alternatives and the rendering of any fairness opinions. Disclosure of a financial advisor’s potential conflicts of interest may inform shareholders on how much weight to place on that analysis.

48. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s shareholders.

4. Material Omissions Concerning Company Insiders’ Potential Conflicts of Interest

49. The Proxy Statement omits material information concerning potential conflicts of interest involving Company insiders.

50. The December 16, 2020 press release announcing the Proposed Transaction provides that Defendant Kennedy, who serves as CEO and a director of Tilray, as well as another Tilray director, will serve as directors of the combined company, stating in pertinent part:

Proven Leadership Team

The Combined Company will be led by a best-in-class management team and board of directors, with strong track records in consumer-packaged goods and cannabis experience internationally. Upon completion of the Arrangement, Aphria’s current Chairman and Chief Executive Officer, Irwin D. Simon, will lead the Combined Company as Chairman and Chief Executive Officer. The board of directors will consist of nine members, seven of which, including Mr. Simon, are current Aphria directors and two of which will be from Tilray, including Brendan Kennedy, and one of which is to be designated. Aphria and Tilray are confident that the leadership team and proposed board of directors of the Combined Company provides a strong foundation for the Combined Company to accelerate growth. Additional senior leadership positions at the Combined Company will be named at a later date.

(emphasis added.)

51. The Proxy Statement, however, fails to sufficiently disclose the details of all employment-related and compensation-related discussions and negotiations concerning the Company’s officers and directors, including the parties to such communications, when they occurred, and the specific content discussed/communicated.

52. The Proxy Statement further fails to sufficiently disclose the extent to which Aphria’s proposals mentioned management retention or equity participation in the combined company.

53. Any communications regarding post-transaction employment during the negotiation of the underlying transaction must be disclosed to shareholders. This information is necessary for shareholders to understand potential conflicts of interest of management and the Board. Such information may illuminate the motivations that would prevent fiduciaries from acting solely in the best interests of the Company’s shareholders.

54. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s shareholders.

COUNT I

For Violations of Section 14(a) and Rule 14a-9 Promulgated Thereunder

Against All Defendants

55. Plaintiff repeats and realleges each and every allegation contained above as if fully set forth herein.

56. During the relevant period, Defendants, individually and in concert, directly or indirectly, disseminated or approved the false and misleading Proxy Statement specified above, which failed to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by the SEC.

57. Each of the Individual Defendants, by virtue of his/her positions within the Company as officers and/or directors, were aware of the omitted information but failed to disclose such information, in violation of Section 14(a) of the Exchange Act. Defendants, by use of the mails and means and instrumentalities of interstate commerce, solicited and/or permitted the use of their names to file and disseminate the Proxy Statement with respect to the Proposed Transaction and/or Stock Issuance. The Defendants were, at minimum, negligent in filing the materially false and misleading Proxy Statement.

58. The false and misleading statements and omissions in the Proxy Statement are material in that a reasonable shareholder would consider them important in deciding how to vote on the Stock Issuance.

59. By reason of the foregoing, Defendants have violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder.

60. Because of the false and misleading statements and omissions in the Proxy Statement, Plaintiff is threatened with irreparable harm.

COUNT II

Violations of Section 20(a) of the Exchange Act

Against the Individual Defendants

61. Plaintiff repeats and realleges each and every allegation contained in the foregoing paragraphs as if fully set forth herein.

62. The Individual Defendants acted as control persons of the Company within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their senior positions as officers and/or directors of the Company and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the false statements contained in the Proxy Statement filed with the SEC, they had the power to and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the false and misleading Proxy Statement.

63. Each of the Individual Defendants was provided with or had unlimited access to copies of the Proxy Statement and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected. As officers and/or directors of a publicly owned company, the Individual Defendants had a duty to disseminate accurate and truthful information with respect to the Proxy Statement, and to correct promptly any public statements issued by the Company which were or had become materially false or misleading.

64. In particular, each of the Individual Defendants had direct and supervisory involvement in the operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same. The Individual Defendants were provided with or had unlimited access to copies of the Proxy Statement and had the ability to prevent the issuance of the statements or to cause the statements to be corrected. The Proxy Statement at issue contains the recommendation of the Individual Defendants to approve the Proposed Transaction and/or Stock Issuance. Thus, the Individual Defendants were directly involved in the making of the Proxy Statement.

65. In addition, as the Proxy Statement sets forth at length, and as described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Proposed Transaction and/or Stock Issuance. The Proxy Statement purports to describe the various issues and information that they reviewed and considered—descriptions which had input from the Individual Defendants.

66. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act.

67. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) and Rule 14a-9 promulgated thereunder, by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, the Individual Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Defendants’ conduct, the Company’s shareholders will be irreparably harmed.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff prays for judgment and relief as follows:

A. Preliminarily and permanently enjoining Defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction and any vote on the Stock Issuance, unless and until Defendants disclose and disseminate the material information identified above to Company shareholders;

B. In the event Defendants consummate the Proposed Transaction, rescinding it and setting it aside or awarding rescissory damages;

C. Declaring that Defendants violated Sections 14(a) and 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder;

D. Awarding Plaintiff reasonable costs and expenses incurred in this action, including counsel fees and expert fees; and

E. Granting such other and further relief as the Court may deem just and proper.

JURY TRIAL DEMANDED

Plaintiff hereby demands a trial by jury.

Dated: March 24, 2021	Respectfully submitted,

HALPER SADEH LLP

By: /s/ Daniel Sadeh
Daniel Sadeh, Esq.
Zachary Halper, Esq. (to be admitted pro hac vice)
667 Madison Avenue, 5th Floor
New York, NY 10065
Telephone: (212) 763-0060
Facsimile: (646) 776-2600
Email: sadeh@halpersadeh.com
zhalper@halpersadeh.com

Counsel for Plaintiff